Exhibit 1

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe such information is inaccurate.

September 18, 2014

Date

THREE BAYS CAPITAL LP

By: TBC GP LLC, its General Partner

/s/ Martha Mensoian
Signature

Martha Mensoian/General Counsel
Name/Title

TBC GP LLC

/s/ Martha Mensoian
Signature

Martha Mensoian/General Counsel
Name/Title

TBC MASTER LP

By: TBC Partners GP LLC, its General Partner

/s/ Martha Mensoian
Signature

Martha Mensoian/General Counsel
Name/Title

TBC PARTNERS GP LLC

/s/ Martha Mensoian
Signature

Martha Mensoian/General Counsel
Name/Title

MATTHEW SIDMAN

/s/ Martha Mensoian
Signature

Martha Mensoian/Authorized Signatory
Name/Title